BRIDGE LOAN AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the 1st day of September, 2007,

BETWEEN

ASIA INTERACTIVE MEDIA INC. (PREVIOUSLY BLACK GARDENIA CORP.) 12th Floor - 777 West Broadway Vancouver, British Columbia V5Z 4J7

(the "Lender")

AND

LIVE-INTERACTIVE TECHNOLOGY LTD. Room 211, 2/F., International Commerce Building Southern District, DongGuan GuangDong, China 523110

(the “Borrower”)

WHEREAS:

The Lender and the Borrower have agreed to enter into this Bridge Loan Agreement for their mutual benefit.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.

The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the sum of Three Hundred Thousand renminbi (¥300,000.00) of lawful money of the People’s Republic of China (the "Principal Sum").

2.	The Principal Sum will be due and payable (the “Due Date”) on the earlier of:

	a.	Ten days after the closing of the acquisition of the Borrower by the Lender; or

	b.	Three months from the date of the loan which is September 5th, 2007.

3.	The Borrower and the Lender agree that the Borrower will pay no interest on the Principal Sum as long as the Principal Sum is paid in full on or before the Due Date.

4.

In the event that the Borrower does not pay the Lender the full Principal Sum by the Due Date, then the Borrower will begin to pay interest from the Due Date until the Principal Sum is paid in full at a rate of 15% (fifteen percent) per annum.

5.

The Borrower agrees to repay the Lender at its office in the City of Vancouver, located at: 12th Floor, 777 West Broadway, Vancouver, British Columbia V5Z 4J7, or at any other place in Canada as the Lender may direct.

6.

On the happening of any of the following events of default the Lender may, at its option, require the unpaid balance of the Principal Sum together with all interest accrued (if any) to become immediately due and payable:

	a.	In the event that the Borrower fails to make any of the payments in the amounts and at the times specified in this agreement;

	b.	In the event that the Borrower should breach any agreement entered into between the Lender and the Borrower;

c.

In the event that the Borrower should become bankrupt or insolvent or should the Borrower be subject to any Act for the benefit of creditors or should the Borrower go into liquidation either voluntarily or under an order of a court of competent jurisdiction or make a general assignment for the benefit of its creditors or otherwise acknowledge its insolvency;

	d.	In the event that the Borrower should suspend or fail to carry on and continuously conduct its business;

	e.	In the event that the Borrower should default in the payment of moneys to any other creditor who has supplied credit to the Borrower's business; or

	f.	In the event that the Lender in good faith believes that the prospect of payment or performance by the Borrower of its obligations under this agreement is impaired.

7.

On the happening of an event of default the Lender shall have the right without any further demand or notice whatsoever to exact payments of all amounts whatsoever then outstanding and owing or to become owing by the Borrower to the Lender under any other agreement made between the Lender and the Borrower.

8.

If the Borrower and Lender successfully complete the closing of the acquisition of the Borrower by the Lender, then, if the Principal Sum has not yet been repaid, the Principal Sum may, at the Lender’s discretion, be repaid from any combination of the following:

	a.	the future operational budget of the Borrower; or

	b.	the net proceeds of the closing payable to the shareholders of the Borrower; or

	c.	by way of dividend paid to the Lender.

9.	Nothing contained in Section 8 serves to limit the manner and/or method whereby the Lender may attempt to recover any amounts owing to the Lender.

10.	Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

11.	This Agreement shall be construed in accordance with the laws of the Province of British Columbia. All parties agree to attorn to the jurisdiction of the British Columbia respecting this Agreement.

12.

This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

BLACK GARDENIA CORP. by its authorized signatory

/s/ Toby Chu Toby Chu, President

LIVE-INTERACTIVE TECHNOLOGY LTD. by its authorized signatory

/s/ Wayne Lio Wayne Lio